Exhibit 99.1

News Release

13320 Ballantyne Corporate Place Suite D

Charlotte, NC 28277

Immediate Release

Columbus McKinnon Reiterates Expected Closing of the Kito Crosby

Acquisition and Announces the Divestiture of Certain Product Lines

•	Continue to work expeditiously with the Antitrust Division of the U.S. Department of Justice to clear the way to close the Kito Crosby acquisition in the first quarter of calendar year 2026

•	Entered into a definitive agreement for the sale of its U.S. power chain hoist and chain manufacturing operations for $210 million plus additional earn out potential of $25 million

•	The divestiture will reduce product redundancies with Kito Crosby and simplify the combined portfolio

•	The combination with Kito Crosby improves scale and the customer value proposition with enhanced capabilities to serve customers across diverse end markets and target geographies

•	Continue to expect $70 million of annual net run rate cost synergies given progress on integration preparedness

•	Significant combined cashflow generation after the completion of the Kito Crosby acquisition expected to enable de-leveraging to a Net Leverage Ratio[1] below 4.0x by the end of fiscal 2028

CHARLOTTE, NC, January 14, 2026 - Columbus McKinnon Corporation (Nasdaq: CMCO) (“Columbus McKinnon” or the “Company”), a leading designer, manufacturer and marketer of intelligent motion solutions for material handling, today announced today that it has entered into a definitive agreement to sell its U.S. power chain hoist and chain manufacturing operations based out of its Damascus, Virginia and Lexington, Tennessee facilities (the “Divestiture”) to an affiliate of Pacific Avenue Capital Partners, LLC (“Pacific Avenue”) for $210 million with a potential earn out of $25 million. The transaction is expected to close within the first quarter of calendar year 2026.

Following the close of the Divestiture, cash proceeds of approximately $160 million, excluding approximately $50 million of expected taxes and transaction-related costs, are expected to be used to reduce the debt incurred to finance the previously announced acquisition (the “Acquisition”) of Kito Crosby Limited (“Kito Crosby”). Additional earn out proceeds from the Divestiture, if any, are expected to be used to further reduce debt incurred to finance the Acquisition in line with the Company’s primary capital allocation priority of debt reduction and deleveraging.

“We believe that the Divestiture simplifies the portfolio, reduces debt and will expedite progress towards the closing of the Acquisition,” said David Wilson, President and CEO of Columbus McKinnon. “While these product lines, the Damascus and Lexington facilities, and the teams that will be transitioning have been core to our legacy business, we believe the pro forma combined business inclusive of Kito Crosby will enable an even more compelling customer value proposition over time. We continue to advance towards the closing of the Acquisition, bringing together two industry-leading teams, with greater scale and combined capabilities that we believe will drive value for all our stakeholders.”

Kito Crosby Acquisition Update

On February 10, 2025, the Company announced its plans to acquire Kito Crosby, a combination that we believe will bring together the significant capabilities of both businesses to deliver value for all stakeholders.

Key strategic and financial benefits of the pro forma business after the completion of the Acquisition and Divestiture remain:

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Improved scale that not only doubles the size of our business, giving Columbus McKinnon broader global reach with an expanded product portfolio, but also combines the significant capabilities of both businesses to deliver an enhanced value proposition for our customers.

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Attractive financial profile with mid-20% Adjusted EBITDA margin[1] on a synergy-adjusted basis, consisting of $70 million of expected annual net run rate cost synergies, that the Company expects will be more resilient though cycles given its product mix, larger scale and greater diversification.

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Value creation driven by $70 million of expected annual net run rate cost synergies with upside opportunity for potential revenue synergies, as the combined Company will have an expanded presence in the fast-growing APAC region and the opportunity to expand Kito Crosby’s presence and offerings in EMEA and Latin America.

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Combined cash flow generation of the Company expected to grow over time as synergies are achieved, which the Company plans to use to pay down debt over the next few years and position the Company to reinvest in growth with attractive cash-on-cash returns after achieving its leverage targets.

The Company is working expeditiously with the Antitrust Division of the U.S. Department of Justice as part of the Hart-Scott-Rodino regulatory review process to close the Acquisition. The Company continues to expect the Acquisition to close in the first quarter of calendar year 2026.

Financial Outlook

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Inclusive of both the Acquisition and the Divestiture, $70 million of annual net run rate cost synergies, and assuming that each of these transactions closed on April 1, 2025, Columbus McKinnon would have expected, on a pro forma basis, to deliver approximately $2.00 billion to $2.05 billion in net sales and between $440 million and $460 million of Adjusted EBITDA[1] for fiscal 2026

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As the exact timing of the transaction closings for both the Acquisition and the Divestiture remains uncertain, the impact to the Company’s fiscal fourth quarter 2026 net sales and Adjusted EBITDA[1] results remains uncertain

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Given that the transaction expenses, purchase accounting adjustments and early integration costs are expected to be recorded in the fiscal fourth quarter of 2026, the impact of the Acquisition is expected to be dilutive to GAAP earnings per share in the fourth quarter and for the full fiscal year of 2026

•	Following the closing of the transactions, the Company’s primary allocation of capital is expected to be debt reduction

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Significant combined cashflow generation after the completion of the Acquisition is expected, which will enable de-leveraging by the Company to a Net Leverage Ratio[1] below 4.0x by the end of fiscal 2028

Consistent with prior years’ convention, the Company will provide a financial outlook for the coming fiscal year in conjunction with its fourth quarter fiscal 2026 earnings release in May of 2026. Columbus McKinnon will publish its third quarter fiscal 2026 earnings release before the market opens on Monday, February 9, 2026, and hold its earnings conference call later that day.

1)

The Company has not reconciled the Adjusted EBITDA, Adjusted EBITDA margin and Net Leverage Ratio guidance to the most comparable GAAP financial measure guidance because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide guidance for the comparable GAAP financial measures. In connection with the preparation of the forward-looking financial guidance of the Company giving effect to both the Acquisition and the Disposition contained herein, the Company has updated its definition of Adjusted EBITDA to include an addback of Company’s stock-based compensation expense. This revised definition of Adjusted EBITDA was used to determine the forward-looking Adjusted EBITDA guidance set forth above and will be used by the Company on a go-forward basis for purposes of all future Adjusted EBITDA disclosures. This definitional change was driven by the Company’s belief that adding back the expense associated with stock-based compensation for purposes of the computation of Adjusted EBITDA will provide the Company’s investors with a better understanding of our underlying performance from period to period and enable them to better compare our performance against that of our peer companies, many of which also include an addback of stock-based compensation expense in computing Adjusted EBITDA. Our revised definition of Adjusted EBITDA was then also used for purposes of establishing the forward-looking Adjusted EBITDA margin guidance set forth above, with Adjusted EBITDA margin being defined as Adjusted EBITDA divided by net sales. Forward-looking guidance regarding Net Leverage Ratio is calculated in accordance with the terms and conditions in the Company’s credit agreement and is defined as net debt (defined as total debt plus standby letters of credit, net of cash and cash equivalents) divided by trailing-twelve month Adjusted EBITDA as defined in the Company’s credit agreement and in a manner consistent with the relevant definitions and assumptions of the Company as used in earnings releases and other reports filed previously by the Company with the Securities and Exchange Commission.

Divestiture Advisors

For Columbus McKinnon, Guggenheim Securities LLC is acting as the financial advisor, and DLA Piper LLP (U.S.), Skadden, Arps, Slate, Meagher & Flom LLP and Hogan Lovells US LLP are acting as legal advisors. O’Melveny & Myers LLP is acting as legal advisor for Pacific Avenue.

About Columbus McKinnon

Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of intelligent motion solutions that move the world forward and improve lives by efficiently and ergonomically moving, lifting, positioning, and securing materials. Key products include hoists, crane components, precision conveyor systems, rigging tools, light rail workstations, and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at www.cmco.com.

About Kito Crosby

Kito Crosby is the global leader of the lifting and securement industry it pioneered, and for which it continues to set the quality standard. With global engineering, manufacturing, distribution, and operations, the company provides a broad range of products and solutions for the most demanding applications. Kito Crosby’s people, products, solutions, and service have innovated the lifting and securement industry for more than 250 years. Together we lift and secure the world today, for a safer, stronger, and more productive tomorrow. Our iconic brands include Kito, Crosby, Harrington, Gunnebo Industries, and Peerless.

About Pacific Avenue Capital Partners

Pacific Avenue Capital Partners is a global private equity firm, headquartered in Los Angeles with offices in Paris, France. The Firm is focused on corporate divestitures and other complex situations in the middle market. Pacific Avenue has extensive M&A and operations experience, allowing the Firm to navigate complex transactions and unlock value through operational improvement, capital investment, and accelerated growth. Pacific Avenue takes a collaborative approach in partnering with strong management teams to drive lasting and strategic change while assisting businesses in reaching their full potential. Pacific Avenue has approximately $3.8 billion of Assets Under Management (AUM) as of July 31, 2025 (based on Q2 2025 valuations presented pro forma for the Fund II and sidecar closings). The members of the Pacific Avenue team have closed over 120 transactions, including over 50 corporate divestitures, across a multitude of industries throughout their combined careers. For more information, please visit www.pacificavenuecapital.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “illustrative,” “intend,” “likely,” “may,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. Forward-looking statements are not based on historical facts, but instead represent our current expectations and assumptions regarding the Acquisition, the Divestiture, the timing for closing of the Divestiture and the Acquisition, our business, the business of Kito Crosby and our combined businesses, our future and pro forma expected financial results and financial guidance, including with respect to net sales, Adjusted EBITDA, Adjusted EBITDA margin, Net Leverage Ratio and cash flow generation for the fourth quarter of fiscal 2026, the 2026 fiscal year or other future periods, as applicable, the amount of annual net run rate cost synergies that we are able to achieve in connection with the Acquisition, our ability to repay outstanding indebtedness in future periods, the economy and other future conditions, and involve known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of Columbus McKinnon and Kito Crosby to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, (1) the risk that the cost synergies and any revenue synergies from the Acquisition may not be fully realized or may take longer than anticipated to be realized, (2) disruption to the parties’ businesses as a result of the announcement and pendency of the transactions (3) the risk that the integration of Kito Crosby’s business and operations into Columbus McKinnon will be materially delayed or will be more costly or difficult than expected, or that Columbus McKinnon is otherwise unable to successfully integrate Kito Crosby’s businesses into its own, including as a result of unexpected factors or events, (4) the ability by each of Columbus McKinnon and Kito Crosby to obtain required governmental approval of the Acquisition on the timeline expected, or at all, and the risk that such approvals may result in the imposition of conditions that could adversely affect Columbus McKinnon after the closing of the Acquisition or adversely affect the expected benefits of the Acquisition, (5) reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the Acquisition or the Divestiture, (6) the failure of the closing conditions in the purchase agreement relating to each of the Acquisition and the Divestiture to be satisfied, or any unexpected delay in closing the Acquisition or the Divestiture or the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement relating to each of the Acquisition and the Divestiture, (7) the dilution caused by the issuance of perpetual convertible preferred equity to CD&R, (8) the possibility that the Acquisition or the Divestiture may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (9) risks related to management and oversight of the expanded business and operations of Columbus McKinnon following the Acquisition due to the increased size and complexity of its business, (10) the outcome of any legal or regulatory proceedings that may be currently pending or later instituted against Columbus McKinnon before or after the Acquisition or the Divestiture, or against Kito Crosby or Pacific Avenue, and (11) general competitive, economic, political and market conditions and other factors that may affect future results of Columbus McKinnon and Kito Crosby. These risks also include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 as well as in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date they are made. Columbus McKinnon undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

Forward Looking Non-GAAP Financial Metrics

This press release presents forward looking statements regarding non-GAAP Net Leverage Ratio, Adjusted EBITDA and Adjusted EBITDA margin guidance. The Company is unable to present a quantitative reconciliation of these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures of net income and net income margin because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. In addition, the Company believes that such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company’s financial results. Forward-looking guidance regarding Adjusted EBITDA, Adjusted EBITDA margin and Net Leverage Ratio is made in a manner consistent with the relevant definitions and assumptions of the Company as used in earnings releases and other reports filed previously by the Company with the Securities and Exchange Commission. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures. The non-GAAP financial measures in this press release may differ from similarly titled measures used by other companies.

Contacts

Kristine Moser

VP IR and Treasurer

Columbus McKinnon Corporation

704-322-2488

kristy.moser@cmco.com

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